Exhibit 99.1

FOR IMMEDIATE RELEASE

Think Partnership Third Quarter 2006 Financial Results

2nd Consecutive Quarter of Record EBITDA: $3.8 million, up 127% vs. Year-ago

3rd Consecutive Quarter of Record Revenues: $21.6 million, up 92% vs. Year-ago

CLEARWATER, Fla.— November 6, 2006 — Think Partnership Inc. (AMEX:THK), an international leader in interactive performance-based marketing and related Internet technologies, reported financial results for the third quarter ended September 30, 2006. As compared to the previous quarter and same period a year ago:

•                  Revenues totaled a record $21.6 million, an increase of 12% from $19.3 million in the previous quarter and up 92% from $11.2 million a year ago.

•                  Net Income was $0.9 million, an increase from $72.9 thousand in the previous quarter and up from $0.6 million a year ago.

•                  Fully diluted earnings per common share totaled a loss of $(0.01), an improvement from a loss of ($0.03) in the previous quarter, and a decrease from $0.01 per share in the same period a year ago. The loss is primarily due to a preferred dividend payment of $0.5 million and accretion of preferred redeemable stock of $0.9 million.

•                  Earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) was a record $3.8 million, up 87% from $2.0 million reported in the previous quarter, and up 127% from $1.7 million reported a year ago. A reconciliation of EBITDA to income from operations is included at the end of this release.

“While we have enjoyed another quarter of record revenue and EBITDA, this has also been a period of substantial investment in new technologies and products designed to fuel our growth in the coming year,” said Think Partnership’s president and CEO, Scott P. Mitchell. “This quarter also marks our first full quarter where we have focused on integration under a consolidated business model. We also aligned our subsidiaries along four business segments, Think Network, Think Direct, Think Advertising, and Think Consumer, in order to provide better understanding and transparency of the company’s operational performance.”

Continued Mitchell, “While undergoing this transformation, we have and will likely continue to make choices that may result in short-term decreases in revenue in specific product segments in favor of larger, long-term growth opportunities. Fortunately, these trade-offs have been offset by good organic growth throughout our business. As we expect these favorable trends to continue, fueled by healthy industry-wide growth, we forecast our revenue to exceed $100 million in 2007, with EBITDA margin ranging from 20-22% of revenue.”

Other Q3 2006 Event Highlights

•                  Introduced TeleCPA™, a proprietary software application and turn-key service aimed at increasing revenue 5-15% for merchants through live telephone follow-up on incomplete Internet transactions.

•                  The company’s KowaBunga! Technologies subsidiary was engaged by Yahoo! Search Marketing to provide software and manage the referral tracking of Yahoo! Search Marketing’s enhanced Ambassador Program.

•                  Released My Affiliate Program (MYAP), Version 9, designed to be the industry’s most comprehensive solution for creating, automating, managing and optimizing affiliate relationships. Businesses and marketing departments can make informed decisions and increase the return on advertising with a single Web-based interface for tracking all online marketing efforts including affiliates, advertisements and pay-per-click (PPC) buys.

•                  Think Partnership amended prior acquisition and merger agreements with the former owners and now current management of six of its subsidiaries, making their earn-outs based on the performance of Think Partnership as a whole, rather than their respective units, and paid 100% in company stock, rather than approximately half in cash. Management believes this represents an important step toward driving organic growth and fostering better integration of its subsidiaries, and better aligns the interest of its operating managers with Think Partnership shareholders. The new terms, which extend over the next three years, involve meeting a first year annual EBITDA goal of $12.6 million and increasing to a maximum target of $27.8 million in the third year.

Financial Details

Beginning this quarter, the company has aligned its subsidiaries along four market segments, Think Network, Think Direct, Think Advertising, and Think Consumer, and reports its financial results accordingly:

Think Network

Primary Ads, Ozline, Litmus Media, and Kowabunga! Marketing subsidiaries comprise this segment, which is primarily engaged in performance based Internet ad distribution using proprietary technology. Network revenues for the quarter totaled $5.3 million, down 8% from $5.7 million in the previous quarter and up 171% from $1.9 million a year ago. This contributed 24% of total revenues, down from 30% in the previous quarter, and up from 17% in the same quarter a year ago. Network EBITDA was $2.1 million, up 22% from $1.7 million reported in the previous quarter and up 230% from $0.6 million reported a year ago.

Think Direct

iLead Media and Morex comprise this segment, and are primarily engaged in interactive direct marketing of internally generated and 3rd party offers. Direct revenues for the quarter totaled $6.3 million, up 62% from $3.9 million in the previous quarter. This contributed 29% of total revenues, which was up from 20% in the previous quarter. Direct EBITDA was $2.4 million, up 42% from $1.7 million reported in the previous quarter. There is no year-ago comparison.

Think Advertising

MarketSmart Interactive, MarketSmart Advertising, and Web Diversity comprise this segment, and offer traditional advertising agency services (online and offline). Advertising revenues for the quarter totaled $7.0 million, up 5% from $6.7 million in the previous quarter and virtually unchanged from $7.1 million a year ago. This contributed 33% of total revenues, a decrease from 35% in the previous quarter and a decrease from 63% in the same quarter a year ago. Advertising EBITDA was $0.2 million, up 665% from $27.1 thousand in the previous quarter, and down 62% from $0.5 million reported a year ago.

Think Consumer

Cherish, Inc., Vintacom Media Group, Personals Plus, Inc., and Real Estate School Online, Inc. comprise various online destinations for consumers in this segment. The company is looking to divest these subsidiaries in order to focus on its core strengths. Consumer revenues for the quarter totaled a record $3.2 million, up 3% from $3.1 million in the previous quarter and up 39% from $2.3 million a year ago. Consumer EBITDA was $0.6 million, up from a loss of ($17.7 thousand) reported in the previous quarter, and down 38% from $0.9 million reported a year ago.

EBITDA, other

There were certain costs that occurred on the corporate level that were factored into the company’s total EBITDA. These amounted to ($1.5 million) for the third quarter, ($1.4 million) in the previous quarter, and ($0.4 million) in the same year-ago quarter.

2007 Guidance

Management remains highly confident in the future of the company, and forecasts revenues in 2007 to exceed $100 million, with EBITDA margin to range between 20%-22% of revenue.

Conference Call

The company will hold a conference call to discuss its third quarter 2006 results later today (Monday, November 6, 2006). Think Partnership’s CEO Scott Mitchell, CFO Jody Brown, and COO Stan Antonuk will host the presentation, which will be followed by a question and answer period. The details for the call are as follows:

Date: Monday, November 6, 2006

Time: 4:30 pm Eastern (1:30 pm Pacific)

Dial-In Number: (800) 418-7236

International: (973) 935-8757

Conference ID#: 7985359

Internet Simulcast: http://viavid.net/dce.aspx?sid=00003683

(Windows Media Player needed for simulcast)

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until November 20, 2006:

Toll-free replay number: (877) 519-4471, PIN# 7985359

International replay number: (973) 341-3080, PIN# 7985359

About Think Partnership, Inc.

Think Partnership, Inc. is an international leader in interactive performance-based marketing and related Internet technologies. Think provides a comprehensive and integrated set of scalable and cost-effective marketing solutions for both advertisers and publishers. These solutions increase customer retention and revenues through a diverse set of related marketing channels, including affiliate marketing, click-fraud protected pay-per-click advertising, lead generation, interactive direct marketing, integrated offline advertising, campaign management, public relations, and branding. Think also operates several direct-to-consumer services including online dating, online education, and home business opportunities. High-profile brands include ValidClick™, Second Bite™, PrimaryAds, iLead Media, Kowabunga, BabyToBee, and MarketSmart. Visit www.thinkpartnership.com for more information.

Regarding Forward Looking Statements

Statements made in this press release that express the company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the company’s report, as filed with the Securities and Exchange Commission on Form 8-K, filed June 7, 2006, under the section headed “Risk Factors,” as well as Form 10-QSB for the quarter ended June 30, 2006, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the company’s forward-looking statements.

Contacts

Jody Brown, CFO
Think Partnership, Inc.
Tel 727.324.0046, ext. 123
Email: jody.brown@thinkpartnership.com
or
Scott Liolios, President
The Liolios Group, Inc.
949.574.3860
Email: scott@liolios.com

Financial Tables

[Next Three Pages]

THINK PARTNERSHIP INC.
CONSOLIDATED STATEMENT OF OPERATIONS

Nine and Three Months Ended September 30, 2006 and 2005

	Nine Months Ended		Three Months Ended
	2006	2005	2006	2005
Net Revenue	$52,912,752	$30,736,524	$21,560,721	$11,249,239
Cost of Revenue	19,020,951	10,323,980	7,659,569	3,558,303
Gross Profit	33,891,801	20,412,544	13,901,152	7,690,936
Operating Expenses
Selling, General and Administrative	30,374,665	17,510,874	11,217,237	6,222,040
Amortization of Purchased Intangibles	2,444,068	1,040,802	1,019,636	477,252
Income from Operations	1,073,068	1,860,868	1,664,279	991,644
Other Income(Expenses)
Interest Income	10,906	77,633	6,632	391
Interest Expense	(673,300)	(90,590)	(237,349)	(56,094)
Other Income, Net	42,876	10,240	50,026	5,740
Income before Income Tax Expense	453,550	1,858,152	1,483,588	941,681
Income Tax Expense	177,097	721,989	571,396	369,019
Net Income	276,453	1,136,163	912,192	572,662
Other Comprehensive Income
Unrealized Gain on Securities	29,306	61,606	(34,638)	(26,709)
Reclassification Adjustment	(90,183)	0	(90,183)	0
Foreign Currency Adjustment	313,457	0	66,951	0
Comprehensive Income	$529,033	$1,197,769	$854,322	$545,953

Net (Loss) Income Per Share
Basic	$(0.06)	$0.03	$(0.01)	0.02
Fully Diluted	$(0.06)	$0.03	$(0.01)	0.01

Weighted Average Shares(Basic)	45,722,120	33,426,715	50,033,794	34,266,956
Weighted Average Shares(Fully Diluted)	45,722,120	39,132,081	50,033,794	39,528,938

The accompanying notes to the condensed consolidated financial statements available in the company quarterly statement for the period ended September 30, 2006, as filed with the Securities and Exchange Commission, are an integral part of these statements.

THINK PARTNERSHIP INC.
CONSOLIDATED BALANCE SHEET

September 30, 2006 and December 31, 2005

	September 30, 2006	December 31, 2005
Assets
Current Assets
Cash and Cash Equivalents	$4,290,890	$2,609,114
Restricted Cash	936,201	828,804
Accounts Receivable Net of Allowance for Doubtful Accounts of $71,462 and $33,280	9,935,928	4,223,599
Notes Receivable — Related Party	280,175	280,175
Refundable Corporate Income Taxes	0	1,526,968
Deferred Tax Asset	0	205,361
Prepaid Expenses and Other Current Assets	1,385,562	734,544
Total Current Assets	16,828,756	10,408,565
Property and Equipment, net	3,766,358	3,253,078
Other Assets
Goodwill	78,316,359	32,959,252
Intangible Assets	21,312,186	10,300,248
Other Assets	289,437	573,176
Total Other Assets	99,917,982	43,832,676
Total Assets	$120,513,096	$57,494,319

Liabilities and Shareholders’ Equity
Current Liabilities
Notes Payable —Current Portion	$838,232	$5,262
Note Payable — Related Party	35,695	429,761
Accounts Payable	6,952,195	3,443,603
Deferred Revenue	2,247,787	2,831,656
Client Prepaid Media Buys	149,767	774,877
Deferred Tax Liability	536,891	0
Dividends Payable	478,333	0
Embedded Put	1,173,067	0
Accrued Income Taxes	178,128	0
Accrued Expenses and Other Current Liabilities	1,357,055	1,309,301
Total Current Liabilities	13,947,150	8,794,460

Long-Term Liabilities	15,005,538	10,052,329

Series A Redeemable Preferred — 26,500 shares authorized, 25,000 issued and outstanding	18,325,328	0

Shareholders’ Equity
Preferred Stock, $.001 par value:
Authorized Shares — 5,000,000 — none issued or outstanding	0	0
Common Stock, $.001 par value:
Authorized Shares — 200,000,000
Issued Shares —56,484,794 as of September 30 and 38,222,030 as of December 31
Outstanding Shares —53,984,794 as of September 30 and 35,722,030 as of December 31	56,485	38,222
Additional Paid in Capital	79,411,257	42,375,320
Accumulated Deficit	(6,039,246)	(3,320,016)
Accumulated Other Comprehensive Income	346,584	94,004
Treasury Stock	(540,000)	(540,000)
Total Shareholders’ Equity	73,235,080	38,647,530
Total Liabilities and Shareholders’ Equity	$120,513,096	$57,494,319

The accompanying notes to the condensed consolidated financial statements available in the company quarterly statement for the period ended September 30, 2006, as filed with the Securities and Exchange Commission, are an integral part of these statements.

Revenue and Reconciliation of Pre-Tax Income to Adjusted EBITDA by Segment

In addition to other measures, management evaluates the operating results of each of its segments based upon revenue and "EBITDA," which is defined as net income before depreciation and amortization, interest expense and income taxes, each of which is presented on the company's Consolidated Statements of Operations. The company's presentation of EBITDA may not be comparable to similarly-titled measures used by other companies. It is not practical to provide a reconciliation of forecasted EBITDA margin for the full year 2007 to the most directly comparable GAAP measure, pre-tax income, because certain items cannot be reasonably estimated or predicted at this time. Any of these items could be significant to the company’s financial results. The following tables summarize revenues and EBITDA for reportable segments, as well as reconcile EBITDA to pre-tax income, for the last seven quarterly periods:

	2006 Quarters Ended
	March 31	June 30	September 30
Revenue by Segment
Network	$1,762,926	$5,730,807	$5,264,785
Direct	1,339,689	3,910,549	6,319,560
Advertising	5,318,811	6,666,458	7,023,294
Consumer	3,793,214	3,125,640	3,233,813
Elimination	(164,246)	(131,818)	(280,731)
Total Revenue	$12,050,394	$19,301,636	$21,560,721

EBIDTA Reconciliation
Pre tax	$(1,155,133)	$125,094	$1,483,589
Amortization	781,634	1,243,778	1,510,157
Amortization- Stock Options	162,534	138,506	192,100
Depreciation	278,007	297,272	326,360
Net Interest Expense	241,521	190,156	230,717
Derivative Adjustment	0	24,940	36,656
TOTAL EBIDTA	$308,563	$2,019,746	$3,779,579

EBIDTA By Segment
Network	$341,063	$1,741,963	$2,118,252
Direct	844,443	1,686,777	2,390,968
Advertising	181,315	27,054	207,080
Consumer	227,840	(17,673)	577,065
Corporate	(1,286,098)	(1,418,375)	(1,513,786)
Total EBIDTA	$308,563	$2,019,746	$3,779,579

	2005 Quarters Ended
	March 31	June 30	September 30	December 31
Revenue by Segment
Network	$193,236	$1,526,928	$1,942,160	$1,409,220
Direct	0	0	0	0
Advertising	7,152,012	6,919,853	7,068,655	5,977,075
Consumer	1,869,944	1,934,949	2,327,007	2,581,640
Elimination	(42,713)	(66,924)	(88,583)	(263,729)
Total Revenue	$9,172,479	$10,314,806	$11,249,239	$9,704,206

EBIDTA Reconciliation
Pre tax	$543,373	$373,098	$941,681	$(1,824,798)
Amortization	178,346	385,204	477,252	506,057
Amortization- Stock Options	0	0	0	0
Depreciation	114,354	148,801	191,466	224,982
Net Interest Expense	(43,562)	815	55,704	81,607
Derivative Adjustment	0	0	0	0
TOTAL EBIDTA	$792,511	$907,918	$1,666,103	$(1,012,152)

EBIDTA By Segment
Network	$23,768	$527,913	$634,737	$(16,315)
Direct	0	0	0	0
Advertising	770,843	224,835	548,177	(512,689)
Consumer	520,251	679,772	924,625	510,610
Corporate	(522,351)	(524,602)	(441,436)	(993,758)
Total EBIDTA	$792,511	$907,918	$1,666,103	$(1,012,152)

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